Exhibit 99.1

VF Corporation Announces Four-for-One Stock Split And a 21 Percent Increase in Its Quarterly Dividend Rate

Marks VF’s 41st Consecutive Year of Higher Dividend Payments to Shareholders

GREENSBORO, N.C.--(BUSINESS WIRE)--October 21, 2013--VF Corporation (NYSE: VFC) today announced that on Oct. 16, 2013, its Board of Directors approved a four-for-one split of the company’s shares of common stock to be payable in the form of a stock dividend. Shareholders of record as of the close of business on Dec. 10, 2013 will receive three additional shares of common stock for each share of common stock they own, payable on Dec. 20, 2013. The New York Stock Exchange is expected to begin reporting the adjusted number of shares outstanding and adjusted per-share stock price on Dec. 23, 2013.

“During the past decade, VF has returned nearly $5 billion to shareholders through dividend payments and share repurchases,” said Eric Wiseman, VF Chairman and Chief Executive Officer. “Today’s announcement is the result of VF’s strong financial and stock price performance, and the confidence we have in our ability to create long-term profitable growth and returns for our shareholders.”

Upon completion of the split, the number of issued and outstanding shares of VF common stock will increase from approximately 110 million to approximately 440 million. In connection with the stock split, the Board of Directors amended VF’s Articles of Incorporation to increase the number of authorized shares of common stock from 300 million to 1.2 billion and reduce the stated value applicable to the common stock from $1.00 per share to $0.25 per share. These changes did not require shareholder approval under the laws of Pennsylvania where VF is incorporated.

Additionally, on a pre-split basis, VF’s Board of Directors declared a quarterly dividend of $1.05 per share, reflecting an $0.18 or 21 percent increase over the previous quarter’s dividend. This dividend will be payable on Dec. 20, 2013 to shareholders of record at the close of business on Dec. 10, 2013. For more information, please visit the investor relations page at www.vfc.com.

About VF

VF Corporation is a global leader in branded lifestyle apparel and footwear with more than 30 brands. The company’s largest five brands are The North Face®, Vans®, Wrangler®, Timberland®, and Lee®. Other brands include 7 For All Mankind®, Bulwark®, Eagle Creek®, Eastpak®, Ella Moss®, JanSport®, Kipling®, lucy®, Majestic®, Napapijri®, Nautica®, Red Kap®, Reef®, Riders®, Splendid® and SmartWool®. For more information, please visit www.vfc.com.

Forward Looking Statements

Certain statements included in this release and the attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve a number of risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the level of consumer confidence and overall level of consumer demand for apparel; fluctuations in the price, availability and quality of raw materials and contracted products; disruption to VF’s distribution system; disruption and volatility in the global capital and credit markets; VF's reliance on a small number of large customers; the financial strength of VF's customers; VF’s response to changing fashion trends; increasing pressure on margins; VF's ability to implement its growth strategy; VF's ability to grow its international and direct-to-consumer businesses; VF's ability to successfully integrate and grow acquisitions, including the Timberland acquisition; VF's ability to maintain the strength and security of its information technology systems; adverse unseasonable weather conditions; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF's ability to accurately forecast demand for products; continuity of members of VF's management; VF's ability to protect trademarks and other intellectual property rights; maintenance by VF's licensees and distributors of the value of VF's brands; foreign currency fluctuations; changes in tax liabilities, and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:
VF Corporation Contacts:
Lance Allega, 336-424-6082
Director, Investor Relations
or
Carole Crosslin, 336-424-7836
Director, Corporate Communications